Exhibit 99.1

Tharimmune, Inc. Announces Closing of $55 Million Underwritten Registered Direct Offering

NEW YORK, January 22, 2026 — Tharimmune, Inc. (NASDAQ: THAR), the first publicly traded company to leverage Canton Coin to support the Canton Network’s ability to digitize traditional financial markets, today announced the closing of its previously announced underwritten registered direct offering which included the issuance of 1,800,000 shares of its common stock at a price of $2.92 per share and pre-funded warrants to purchase up to 17,000,000 shares of common stock at a price of $2.9199 per pre-funded warrant.

The gross proceeds to the Company from the offering are approximately $55 million, before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The offering will provide the Company with additional growth capital for the continued expansion and development of its Canton-centric digital asset treasury strategy, as well as with working capital for general corporate purposes.

Tharimmune, Inc. operates a differentiated digital asset treasury strategy by actively participating in the Canton Network – a privacy-enabled, secure blockchain hosting trillions in assets on chain.

Clear Street acted as sole bookrunning manager for the offering.

Paul Hastings LLP served as counsel to Clear Street.

Reed Smith served as counsel to Tharimmune.

The securities described above were offered by the Company pursuant to a shelf registration statement that was filed with the Securities and Exchange Commission (SEC) on January 9, 2026 and became effective on January 16, 2026 (File No. 333-292648). A prospectus supplement and accompanying prospectus relating to and describing the terms of the offering was filed with the SEC on January 20, 2026 and may be obtained by contacting Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io; or by accessing the SEC’s website at https://www.sec.gov/.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Tharimmune

Tharimmune, Inc. (NASDAQ: THAR) is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to driving value through activities on the Canton Network, Tharimmune also operates clinical-stage biotech research and development. For more information, visit www.tharimmune.com. References to information included on, or accessible through, websites do not constitute incorporation by reference of the information contained at or available through such websites, and you should not consider such information to be part of this press release.

Forward-Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the registration statement and the other documents filed by the Company. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@tharimmune.com

X: @TharimmuneInc

LinkedIn: https://www.linkedin.com/company/tharimmune-inc/

Website: https://tharimmune.com/